UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Under Rule 14a-12

GAMESTOP CORP.
(Name of Registrant as Specified in Its Charter)

HESTIA CAPITAL PARTNERS LP HESTIA CAPITAL MANAGEMENT, LLC KURTIS J. WOLF PERMIT CAPITAL ENTERPRISE FUND, L.P. PERMIT CAPITAL, LLC PERMIT CAPITAL GP, L.P. JOHN C. BRODERICK ADAM DUKOFF PAUL J. EVANS
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Hestia Capital Partners LP (“Hestia LP”) and Permit Capital Enterprise Fund, L.P. (“Permit Enterprise”), together with the other participants named herein (collectively, the “Stockholder Group”), have filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2020 annual meeting of stockholders of GameStop Corp., a Delaware corporation (the “Company”).

Item 1: On April 27, 2020, the Stockholder Group issued the following press release and delivered a letter to stockholders of the Company, a copy of which is attached hereto as Exhibit 1 and is incorporated herein by reference:

Investor Group Urges Stockholders to Vote for Change at GameStop's 2020 Annual Meeting by Electing Its Two Stockholder-Aligned Directors

Mails Definitive Proxy Statement and Letter to Stockholders

Encourages Stockholders to Vote the WHITE Proxy Card Today

April 27, 2020 - Pittsburgh -- Hestia Capital Partners LP, Permit Capital Enterprise Fund, L.P. and their affiliates (the “Investor Group”), who beneficially own approximately 7.2% of the outstanding common stock of GameStop Corp. (the “Company”) (NYSE: GME), announced today that they have mailed a definitive proxy statement, including a WHITE proxy card, to stockholders in conjunction with the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”), which is expected to take place virtually in mid-June.

The Investor Group also sent a letter to its fellow stockholders detailing why it believes GameStop’s recent Board refreshment is insufficient and highlighting the steps the Company must take to maximize value for stockholders. The Investor Group believes the Board remains primarily composed of directors with traditional retail backgrounds and continues to lack critical skillsets and needed perspectives. The Investor Group believes the Board must add stockholder-aligned directors that have the financial acumen, turnaround experience and stockholder perspective to drive real change at GameStop.

If elected, the Investor Group’s nominees will push the Company to reduce its bloated cost structure, fix misaligned executive compensation, quickly address liquidity concerns, focus on optimizing its unique gaming assets, and create a positive narrative about the Company’s future. While the Investor Group acknowledges the timing of this proxy contest is unfortunate due to the COVID-19 crisis, the lack of diversity of perspectives on the Board and the Board’s resistance to engage with the Investor Group to avoid a contested election, has compelled the Investor Group to move forward with its nomination.

The Investor Group urges stockholders to support its call for change at the Company by voting the WHITE proxy to elect its slate of two experienced nominees, Paul J. Evans and Kurtis J. Wolf, at the 2020 Annual Meeting.

The full text of the letter can be found here: https://www.restoregamestop.com/letters-press-releases

The definitive proxy statement and letter can also be accessed on the Investor Group’s website:

https://www.restoregamestop.com/

If you have any questions about how to vote, the Investor Group’s proxy solicitor Saratoga Proxy Consulting can be reached at info@saratogaproxy.com or (888) 368-0379.

About Hestia Capital

Hestia Capital is a long term focused, deep value investment firm that typically makes long-term investments in a narrow selection of companies facing company-specific, and/or industry, disruptions. Hestia seeks to leverage its General Partner's expertise in competitive strategy and capital markets to identify attractive situations within this universe of disrupted companies. These companies are often misunderstood by the general investing community and provide the 'price dislocations' which allows Hestia to identify, and invest in, highly attractive risk/reward investment opportunities.

About Permit Capital Enterprise Fund

The Permit Capital Enterprise Fund, through its management company, follows an investing philosophy that seeks to identify securities trading at a discount to intrinsic value. The investment approach is bottom-up and focused on the valuation of the securities of individual issuers. The management company’s assessment of intrinsic value is based on its own fundamental research as well as numerous sources of publicly available information.

Contacts:
Kurt Wolf at 724-687-7842
John Broderick at 610-941-5025

Item 2: On April 27, 2020, the following materials were posted by the Stockholder Group to https://www.RestoreGameStop.com:

restore GameStop

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Two long-term stockholders of GameStop with a combined ownership of approximately 7.2%

HESTIA

Hestia Capital is a long-term focused, deep-value investment firm that focuses on investing in companies facing company-specific and/or industry-related disruptions. Hestia seeks to leverage its General Partner's expertise in competitive strategy and capital markets to identify these attractive investment opportunities. These companies are often misunderstood and valued incorrectly by the general investing community and therefore offer "price dislocations", which leads to highly attractive risk/reward investment opportunities.

PERMIT CAPITAL Enterprise Fund

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GameStop

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VIEW OUR PROXY STATEMENT

PDF

Permit/Hestia Proxy Statement

© 2020 Hestia Capital Partners, LP and Permit Capital Enterprise Fund, L.P. All Rights Reserved
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** April 27, 2020 Letter to GameStop Stockholders **

Letter to GameStop Stockholders

April 6, 2020

Investor Group Files Preliminary Proxy Statement

Issues Important Note to Stockholders to Ensure Shares Are Voteable at the Annual Meeting

March 23, 2020

Investor Group Nominates Two Candidates for GameStop Corp. Board of Directors

March 12, 2020

Investor Group Sends Letter to GameStop Board Commenting on Board Refreshment

March 28, 2019

Permit Enterprise and Hestia Capital Announce Nomination of Highly-Qualified Independent Individuals for Election to the Board of GameStop Corp. (GME)

March 14, 2019

Hestia Capital and Permit Capital Send Letter to GameStop (GME) Board of Directors Calling for a Refreshed Board and Stock Tender Offer of up to $700 Million

February 12, 2019

Hestia Capital Urges GameStop (GME) Board of Directors to Launch Meaningful Capital Distribution Plan

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Paul Evans

Mr. Evans is a Senior Managing Director at Dillon Kane Group, a privately-held group of affiliated companies that invests in, builds, and revitalizes technology solution businesses. Effective April 27, 2020, Mr. Evans will serve as the Chief Financial Officer of Sevan Multi-Site Solutions ("Sevan"), a private equity-backed construction and program management company that serves many leading retail companies. Additionally, Mr. Evans is a Board Director at Hill International, Inc., a NYSE-listed company that provides program management, project management, construction management and other consulting services. As a Board Director at Hill International, Mr. Evans is the Chairman of both the Audit and Risk Committees and previously served as Interim Chief Executive Officer. Prior to this, Mr. Evans served in a variety of senior executive roles at MYR Group Inc., a NASDAQ-listed holding company of specialty electrical construction service providers that service the electrical infrastructure industry. These positions included Vice President, Chief Financial Officer and Treasurer, President of MYR Real Estate Company and MYR's Principal Financial and Chief Accounting Officer.

Earlier in his career, Mr. Evans held a number of executive management positions at several energy-related businesses, including Chief Executive Officer of Conex Energy Corporation, a privately-held company that developed renewable energy projects; Treasurer and Corporate Officer at NorthWestern Energy, an energy service provider assisting customers in Montana, South Dakota and Nebraska; Vice President of Finance at Duke Energy North America, a subsidiary of Duke Energy, a NYSE-listed company; and as Executive Director of Finance at NRG Energy, Inc., a NYSE-listed integrated power company.

Mr. Evans is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Evans received a B.B.A. in Accounting from Stephen F. Austin State University and a Masters of International Management from Thunderbird School of Global Management.

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Your Vote is Important!

Please Vote the WHITE proxy card today

Enclosed with your proxy materials, you will find a **WHITE** proxy card or voting instruction form. If you are able to vote online, we encourage it, as this is the fastest way of ensuring that your vote for change is received.

Vote Online: Follow the instructions on your **WHITE** proxy card.

Vote by Phone: Please call the telephone number specified on your **WHITE** proxy card and follow the simple instructions.

Vote by Mail: Simply complete, sign, date and return the **WHITE** proxy card in the postage-paid envelope provided.

If you have questions or need assistance voting your shares, please contact:

Saratoga Proxy Consulting

888-368-0379
info@saratogaproxy.com

© 2020 Hestia Capital Partners, LP and Permit Capital Enterprise Fund, L.P. All Rights Reserved
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